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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT ENGINEER

         As an independent engineering consultant, I hereby consent to the use of my reports and data extracted therefrom (and all references to me and my
Firm) incorporated by reference in or otherwise made a part of this Registration Statement on Form S-3 relating to the registration of 1,000,000 shares of the Common Stock, $0.10 par value, of Costilla Energy, Inc. to be filed with the Securities and Exchange Commission on or about April 15, 1999.




                                        W. SCOTT EPLEY, P.E.




Midland, Texas
April 15, 1999